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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): July 8, 1996




                         THE IMMUNE RESPONSE CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-18006


              DELAWARE                              33-0255679
   (State or other jurisdiction of      (IRS Employer Identification Number)
    incorporation or organization)



                      5935 DARWIN COURT, CARLSBAD, CA 92008
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (619) 431-7080
              (Registrant's telephone number, including area code)
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                         THE IMMUNE RESPONSE CORPORATION

                                    FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                                TABLE OF CONTENTS

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
Item 5.  Other Events                                                 3

Item 7.  Financial Statements and Exhibits                            3

Signature                                                             4
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ITEM 5.    OTHER EVENTS

         On July 8, 1996, the Company entered into a Collaboration Agreement (the "Agreement") with Bayer Corporation ("Bayer"), the United States affiliate of Bayer AG of Leverkusen, Germany, to develop gene therapy products for the treatment of hemophilia A, a hereditary blood clotting disorder. Bayer made an initial license payment to the Company of $6 million upon signing the Agreement. In addition, during the term of the research program, until three years from the date of entering into the Agreement and any extensions thereto (the "Research Term"), the Company will receive research funding from Bayer for the Company's hemophilia A program and may receive milestone payments and royalties on future sales, if a product is developed and commercialized. Under the Agreement, Bayer is responsible for all medical and regulatory activities associated with developing any potential hemophilia A products, and will also be responsible for commercial-scale manufacturing and commercialization of any such product developed. The Agreement provides Bayer with a worldwide exclusive license to the Company's GeneDrug(TM) technology for the delivery of the Factor VIII gene and the option to enter into negotiations with the Company to use this technology to treat other blood coagulation disorders.

         In connection with the Agreement, Bayer expressed an indication of interest in purchasing Common Stock of the Company if the Company makes an underwritten public offering of its Common Stock (the "Offering"). The Agreement provides that in the event that (i) the Offering is consummated within the Research Term, (ii) the Offering generates aggregate gross proceeds of at least $15 million, not including proceeds attributable to purchases made by Bayer,
(iii) the Company is not in default under any material provision of the Agreement, (iv) Bayer is given an opportunity, in its sole discretion, to purchase $4 million of the Common Stock in the Offering, at a purchase price per share equal to the offering price in the Offering, and (v) elects not to make such purchase, then the Company shall have the right to terminate the Agreement and all licenses granted thereunder within 30 days of consummation of the Offering.

         The Company has filed a registration statement on Form S-3 with the Securities and Exchange Commission for an offering of its Common Stock, which if consummated may qualify as an Offering. There can be no assurance that the Company's proposed offering will be consummated during the Research Term, will be declared effective, that if consummated such Offering will generate aggregate gross proceeds of at least $15 million or that Bayer will purchase any Common Stock in such Offering.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

        Exhibit
        Number            Description of Document
        -------           -----------------------

         10.1*   Collaboration Agreement by and between
                 The Immune Response Corporation and
                 Bayer Corporation, dated as of July 8, 1996

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* Certain portions of this Exhibit have been omitted and have been filed separately with the Commission pursuant to a request for confidential treatment.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            THE IMMUNE RESPONSE CORPORATION



Date:  October 21, 1996                            /s/ Charles J. Cashion
                                            ------------------------------------
                                                     Charles J. Cashion
                                             Vice President, Finance, Secretary
                                                       and Treasurer


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                               INDEX TO EXHIBITS

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
EXHIBIT NO.                    DESCRIPTION OF DOCUMENT             PAGE NO.
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

10.1*             Collaboration Agreement by and between
                  the Immune Response Corporation and
                  Bayer Corporation, dated as of July 8, 1996
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* Certain portions of this Exhibit have been omitted and have been filed separately with the Commission pursuant to a request for confidential treatment.

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